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Exhibit 10.15

FORM OF CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is entered into on October 18, 2019 ("Effective Date"), by and between Odyssey Semiconductor, Inc., a Delaware corporation ("Consultant") and Akash Systems, Inc., a Delaware corporation ("Company"), to memorialize the following agreement, which such parties made and became effective as of the Effective Date.

1. Services; Payment. Consultant agrees to undertake and complete the Services in accordance with Exhibit A. As full consideration due to Consultant for the Services and the rights granted to Company in this Agreement, Company will compensate Consultant as stated in Exhibit A, a copy of which is annexed hereto and made a part hereof. Unless otherwise specifically agreed upon by Company in writing (and notwithstanding any other provision of this Agreement), all activity relating to Services will be performed by and only by Consultant or by employees of Consultant who have been approved in writing in advance by Company.

2. Ownership; Rights; Proprietary Information; Publicity.

a. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, *sui generis* database rights and all other intellectual property rights of any sort throughout the world) relating to any and all (i) inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by or for or on behalf of Consultant in connection with the Services; or (ii) any Proprietary Information (as defined below) (collectively, "Inventions") and Consultant will promptly disclose and provide all Inventions to Company. At the Company's expense, Consultant hereby makes all assignments necessary to accomplish the foregoing ownership. Consultant shall assist Company, at Company's expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact, coupled with an interest, to act for and on Consultant's behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant and all other creators or owners of the applicable Invention.

b. Consultant agrees that all Inventions and all other business, technical and financial information of Company (including, without limitation, the identity of and information relating to customers or employees) developed or obtained by or for or on behalf of Consultant in connection with the Services or that are received by or for Company in confidence, constitute "Proprietary Information." Consultant shall hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, Proprietary Information shall not include and Consultant shall not be obligated under this paragraph with respect to (i) information that is or becomes generally publicly available without restriction through no fault of Consultant; or (ii) information that is communicated to Consultant by a third party that had no confidentiality obligations with respect to such information. In addition, Consultant may make disclosures required by law or court order provided that Consultant promptly notifies Company reasonably in advance of such disclosures to permit Company to contest the order or seek confidentiality protections, as determined in Company's sole discretion. Notwithstanding the foregoing, nothing in this Agreement prohibits Consultant from reporting possible violations of federal law or regulation to any

governmental agency or entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, and Consultant does not need the prior consent of any authorized officer of Company to make any such reports or disclosures and is not required to notify Company that Consultant has made such reports or disclosures. Upon termination of this Agreement or as otherwise requested by Company, Consultant will promptly provide to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement.

c. As additional protection for Proprietary Information, Consultant agrees that during the period over which it is to be providing the Services (i) and for one year thereafter, Consultant will not directly or indirectly encourage or solicit any employee or consultant of Company to leave Company for any reason and (ii) Consultant will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and Consultant will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company. Without limiting the foregoing, Consultant may perform services for other persons, provided that such services do not represent a conflict of interest or a breach of Consultant's obligation under this Agreement or otherwise.

d. To the extent allowed by law, Section 2.a and any license granted to Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like. Furthermore, Consultant agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world, and without any further compensation, Company may and is hereby authorized to (and to allow others to) use Consultant's name in connection with promotion of its business, products or services, subject to approval of such use by Consultant, which approval shall not be unreasonably withheld.

e. If any part of the Services or Inventions provided hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating, technology or intellectual property rights owned by or licensed to Consultant (or any person involved in the Services) and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company's exercise or exploitation of the Services, Inventions, other work or information performed or provided hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).

3. Warranties and Other Obligations. Consultant represents, warrants and covenants that: (i) the Services will be performed in a professional and workmanlike manner and that none of such Services nor any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant's original work and none of the Services or Inventions nor any development, use, production, distribution or exploitation thereof will, to the best of Consultant's knowledge, infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); (iii) Consultant has the full right to allow it to provide Company with the assignments and rights provided for herein (and has written enforceable agreements with all persons necessary to give it the rights to do the foregoing and otherwise fully perform this Agreement; (iv) Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services;

5.2 Disclosure of Inventions. Contractor will promptly disclose to Company (or any persons designated by it) all discoveries, developments, designs, improvements, inventions, blueprints, formulae, processes, techniques, computer programs, strategies, know-how and data, whether or not patentable or registerable under copyright or similar statutes, made or conceived or reduced to practice or learned by Contractor, either alone or jointly with others, during Contractor's performance of Services under this Agreement that are related to the business of Company or that result from tasks assigned to Contractor by Company or that result from the use of premises or property (including computer systems and engineering facilities) owned, leased or contracted for by Company (all such discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, strategies, blueprints, know-how and data are hereinafter referred to as "Inventions"). Contractor will also promptly disclose to Company, and Company hereby agrees to receive all such disclosures in confidence, all other discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, strategies, blueprints, know-how and data, whether or not patentable or registerable under copyright or similar statutes, made or conceived or reduced to practice or learned by Contractor, either alone or jointly with others, during Contractor's performance of Services under this Agreement for the purpose of determining whether they constitute "Inventions", as defined above.

5.3 Ownership of Inventions. All Inventions shall be the sole property of Company and its assigns, and Company and its assigns shall be the sole owner of all patents, copyrights, trademarks and other rights in connection therewith. Contractor hereby assigns to Company any rights Contractor may have or acquire in such Inventions. Contractor shall assist Company in every proper way as to all such Inventions (but at Company's expense) to obtain and, from time to time, enforce patents, copyrights, trademarks and other rights and protections relating to said Inventions in any and all countries, and to that end, Contractor will execute all documents for use in applying for and obtaining such patents, copyrights, trademarks and other rights and protections on and enforcing such Inventions, as Company may desire, together with any assignments thereof to Company or persons designated by it.

5.4 Work Product. Anything Contractor produces, solely or jointly with others, during Contractor's performance of Services under this Agreement ("Work Product") shall constitute a "work made for hire" pursuant to 17 U.S.C § 101, and shall be the sole and exclusive property of Company. By way of illustration, but not limitation, Work Product may include all documents, photographs, artwork, literature, engineering drawings, data compilations, reports and other media or materials produced by or as the result of Contractor's work or delivered by Contractor in the course of performing that work. To the extent Contractor's Work Product is determined not to be a work for hire, Contractor hereby assigns to Company all right, title, and interest in and to such work, including the copyright and all other intellectual property rights associated therewith, including all possible copyright, patent, and trademark registrations or renewals. To the extent that the vesting of rights to any Work Product in Company requires Contractor's written assignment or other written documents to be signed by Contractor, Contractor agrees, at no additional cost to Contractor, but at Company's expense, to execute any such assignments and any such other written documents as may be required to cause the vesting of such rights in Company. In the event the Company is unable, after reasonable effort, to secure Contractor's signature on any document or documents needed to apply for or prosecute any patent, copyright or other right or protection relating to Work Product, for any reason whatsoever, Contractor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Contractor's agent and attorney-in-fact, to act for and on Contractor's behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or

9. Miscellaneous. Any breach of Section 2 or 3 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief, without the necessity of posting a bond or proving actual damages, with respect thereto in addition to any other remedies. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof to the exclusion of all other terms and conditions, and no changes, additions, modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover reasonable costs and attorneys' fees from the other party. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement. Execution of this Agreement voids any and all prior agreements between the parties, including but not limited to the agreement between Akash Systems, Inc. and JR2J, Inc. dated April 14, 2018.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

CONSULTANT:
Odyssey Semiconductor, Inc.

By: ____________________

Name: Richard Brown
Title: Chief Executive Officer

COMPANY:
Akash Systems, Inc.

By: ____________________
Name: Ty Mitchell
Title: Managing Director

EXHIBIT A

SERVICES

Consultant will provide Services as reasonably requested by Company, including:

- Process development of GaN-on-Diamond HEMTs and MMICs
- Fabrication of GaN-on-Diamond HEMTs and MMICs

Richard Brown will be the agent of the Consultant providing the services.

TERM

The term of this agreement is two years from the date of execution.

EXCLUSIVITY

Unless Company terminates this Agreement without cause, during the term of this Agreement and for two (2) years thereafter, Consultant shall not provide any consulting or advisory services to or otherwise work for any company, organization, entity, or person that is a competitor of Company or any of its affiliates and subsidiaries throughout the world involving GaN-on-Diamond – based HEMTs, MMICs or other GaN-on-Diamond devices.

FEES

As consideration for such exclusivity, for the Services to be provided by Consultant, Company hereby guarantees to purchase at least one (1) wafer per month from the Consultant (for a total of 24 wafers during the Term of this Agreement), at a price of $85,000 per wafer, commencing in October 2019, however, the obligation of the Company to continue purchasing wafers from the Consultant shall cease at such time and in the event this Agreement is terminated by Consultant or by Company prior to the expiration of the two-year Term. Fees are payable monthly in arrears 30 days after invoice detailing work completed.

EXPENSES

Expense reimbursement is limited to reasonable expenses authorized in writing by Company in advance, payable 30 days after itemized invoice and delivery of receipts.